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                                                                   EXHIBIT 23(A)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post Effective Amendment No. 8 to the Registration Statement on Form S-3 of our report dated July 10, 1997, appearing on page F-2 of Walter Industries, Inc., Annual Report on Form 10-K/A Amendment No. 1 for the year ended May 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules appearing on page F-29 of such Annual Report on Form 10-K/A Amendment No. 1. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Tampa, Florida
January 29, 1998